SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

TERRITORIAL BANCORP INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-34403	26-4674701
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1003 Bishop Street, Pauahi Tower, Suite 500, Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 946-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TBNK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on May 18, 2023. The matters considered and voted on by the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1: The election of two directors each to serve for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Howard Y. Ikeda	5,029,722	866,403	1,207,502
Jan M. Sam	5,725,381	170,744	1,207,502

Proposal 2: The ratification of appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2023.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
7,095,297	70,157	8,173	0

Proposal 3: The approval of an advisory (non-binding) resolution to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,172,055	666,485	57,585	1,277,502

Item 8.01	Other Events

On May 18, 2023, the Company issued a press release announcing the results of the Annual Meeting. A copy of the press release is filed as Exhibit 99 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	Press release dated May 18, 2023

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Territorial Bancorp Inc.

DATE: May 18, 2023	By:	/s/ Vernon Hirata
Vernon Hirata
Vice Chairman, Co-Chief Operating Officer and Secretary